SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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☐	Definitive proxy statement.
☑	Definitive additional materials.
☐	Soliciting material pursuant to Rule 14a-12
NORTHFIELD LABORATORIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NORTHFIELD LABORATORIES INC.
1560 Sherman Avenue, Suite 1000
Evanston, Illinois 60201-4800
September 23, 2008
Dear Fellow Northfield Stockholder:
YOUR BOARD BELIEVES THAT HAVING THE ABILITY TO EFFECT A REVERSE
SPLIT IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS
I am writing to emphasize the importance of your vote at the October 2nd Annual Meeting. Your Board of Directors believes that approval of Proposal 4, regarding the proposed reverse stock split, will help protect the value of your investment, as our common stock is currently in danger of being delisted from the Nasdaq Global Market stock exchange. Your Board urges you to vote FOR this and the other four proposals on the agenda.
It is important to note that shareholder approval of Proposal 4 will not automatically result in a reverse split. Rather, this amendment to our restated certificate of incorporation will provide your Board with the flexibility to effect a reverse stock split (within a range of between three and seven pre-reverse split shares for each post-reverse split share), if necessary, in order to maintain our Nasdaq listing and future access to capital.
ALL THREE LEADING VOTING ADVISORY SERVICES
RECOMMEND VOTING FOR PROPOSAL FOUR
All of the three leading proxy advisory firms—RiskMetrics Group (formerly known as Institutional Shareholder Services, or “ISS”), Glass Lewis & Co, and PROXY Governance, Inc. —recommend that their clients vote FOR Proposal 4. These three firms provide proxy voting advice to hundreds of institutional investment firms, mutual and pension funds, and other fiduciaries across the nation. In advising its clients, Glass Lewis noted, a “higher stock price may help to increase investor interest, attract and retain employees and improve the Company’s ability to raise additional capital through equity offerings.”
PROTECT YOUR INVESTMENT — PLEASE VOTE TODAY
Approval of Proposal 4 requires the affirmative vote of the holders of at least 80% of outstanding shares. Therefore your vote is very important. If you do not vote, it will have the same effect as a vote against Proposal 4.
Even if you have already voted against Proposal 4 or if you abstained,, you can change your vote by simply using the enclosed proxy card to vote TODAY. Since time is short, we recommend that you cast your vote by telephone or via the Internet, following the easy instructions on your card. Only your latest-dated vote counts!
Once again, I encourage you to vote for Proposal 4.
Very truly yours,
STEVEN A. GOULD, M.D.
Chairman and Chief Executive Officer

TIME IS SHORT AND YOUR VOTE IMPORTANT!
REMEMBER: You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed proxy card.
If you need assistance in the last-minute
voting of your shares, you may also call our proxy solicitor,
INNISFREE M&A INCORPORATED,
TOLL-FREE, at 1-888-750-5834.